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                                   Exhibit 12





                COMPUTATION OF RATIO OF INCOME TO FIXED CHARGES


             The computation of the ratio of income to fixed charges is set forth in Note 12 of Notes to Consolidated Financial Statements on page 35 of the Form 10-Q.

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